UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2018 (November 30, 2018)

TRIBUNE MEDIA COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08572	36-1880355
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 North State Street, Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 222-3394

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreements

On November 30, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Tribune Media Company (the “Company”) approved new employment agreements (the “Employment Agreements”) with Mr. Chandler Bigelow, the Company’s Executive Vice President and Chief Financial Officer, and Mr. Lawrence Wert, the Company’s President, Local Broadcasting.

Each of the Employment Agreements has a term of January 1, 2019 through December 31, 2020 (an “Agreement Term”), and generally provides Mr. Bigelow and Mr. Wert with substantially similar compensation and benefits over the Agreement Term as their respective prior employment agreements, with certain exceptions. Each of them will be paid the same annual base salary and target bonus as under his prior employment agreement, and the grant date value of their annual equity grants remains the same but will consist of 60% restricted stock units and 40% performance share units. Their respective rights to severance upon a qualifying termination remain substantially similar to their prior employment agreements and apply during the two years of their respective Agreement Terms. Also, if terminated within two years following a change in control (as defined in the Employment Agreements), each of them will receive the enhanced severance benefits provided under his prior employment agreement.

In addition, Mr. Bigelow’s Employment Agreement provides for a supplemental one-time grant to him of 29,806 PSUs (the “Supplemental PSUs”). Mr. Bigelow’s Supplemental PSUs will vest if, for a 15 consecutive trading day period before December 31, 2020, the closing price of the Company’s common stock is at least $45.00 (reduced for cash dividends paid during this period), subject to Mr. Bigelow’s continued employment through the vesting date. Also, the Supplemental PSUs will vest, on an accelerated basis, upon the occurrence of a change in control or if the executive has a qualifying termination in anticipation of a change in control that ultimately occurs on or before the earlier of the anniversary of his qualifying termination or December 31, 2020.

Mr. Wert’s employment agreement provides for a supplemental one-time grant to him of RSUs with an aggregate grant date value of $600,000 based on the closing price of the Common Stock on the date of grant (the “Supplemental RSUs”), within 90 days of his execution of the Employment Agreement, December 3, 2018. The Supplemental RSUs will be eligible to vest on December 31, 2020, subject to Mr. Wert’s continued employment through the applicable vesting date. Also, the Supplemental RSUs will fully vest if Mr. Wert’s employment is terminated in a qualifying termination prior to December 31, 2020. The Supplemental RSUs are subject to the other terms of the Tribune Media Company 2016 Incentive Plan, including treatment upon a change in control.

Each of Mr. Bigelow and Mr. Wert continues to be subject to two-year noncompete and nonsolicit covenants if terminated for any reason during the Agreement Term.

The description of these Employment Agreements does not purport to be complete and each such agreement is subject to, and qualified in its entirety by, the complete text of such agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018.

Consulting Agreement

On November 30, 2018, the Compensation Committee approved a consulting agreement (the “Consulting Agreement”) with Mr. Edward Lazarus, the Company’s Executive Vice President, General Counsel, Corporate Secretary and Chief Strategy Officer, which provides for his continued service for the Company as a consultant following the conclusion of his employment term on December 31, 2018. As a consultant, Mr. Lazarus will assist the Company with oversight of the Company’s regulatory compliance, management of the Company’s litigation with Sinclair Broadcast Group, Inc. and any class actions and material litigation in existence immediately prior to the date of the Consulting Agreement, as well as strategic corporate opportunities, including a sale of the Company. The Consulting Agreement has a one-year term from January 1, 2019 through December 31, 2019, but if a change in control (as defined in the Consulting Agreement) is not completed by December 31, 2019, the term will be extended through March 31, 2020 (the “Consulting Term”).

The Consulting Agreement provides that Mr. Lazarus will be paid an annual consulting fee of $375,000 for the Consulting Term, and he will have an opportunity to earn an annual cash bonus with a target of $375,000.

Under the Consulting Agreement, if the Company terminates the Consulting Term without cause (as defined therein), he will be paid the remainder of his consulting fee and be credited with an additional year of vesting for all his then-outstanding restricted stock units, performance share units and stock options granted by the company. Also, his then-vested stock options will remain exercisable for 12 months.

In addition, if a change in control occurs during the Consulting Term and the Company terminates Mr. Lazarus without cause, we will pay him a cash payment equal to the sum of two times the sum of his consulting fee plus his target bonus, and all of his then unvested equity awards will be accelerated. Also, we will pay him the bonus he would otherwise have been paid for the Consulting Term. Mr. Lazarus will receive the same benefits if a change in control occurs during the Consulting Term and he remains a consultant through the end of the Consulting Term.

Mr. Lazarus agreed to a two-year noncompete and nonsolicit covenant following his service as a consultant.

The description of the Consulting Agreement does not purport to be complete and each such agreement is subject to, and qualified in its entirety by, the complete text of such agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2018	Tribune Media Company

	By:	/s/ Chandler Bigelow
Chandler Bigelow
Executive Vice President and Chief Financial Officer